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                                 EXHIBIT 11

                       Washington Trust Bancorp, Inc.
                     Computation of Per Share Earnings
               For the Six Months Ended June 30, 1997 and 1996



                                                          Three Months                 Six Months
                                                  ----------------- --------- ----------------- ----------
Periods ended June 30,                                  1997          1996          1997          1996
------------------------------------------------- ----------------- --------- ----------------- ----------
(In thousands, except per share amounts)

Primary:
Weighted average shares                                4,386.6       4,340.9       4,376.5        4,299.9
Common stock equivalents                                 153.3         138.6         165.0          138.7
                                                  ------------- ------------- -------------- -------------

Primary weighted average shares                        4,539.9       4,479.5       4,541.5        4,438.6
                                                  ------------- ------------- -------------- --------------


Fully diluted:
Weighted average shares                                4,386.6       4,340.9       4,376.5        4,299.9
Common stock equivalents                                 164.9         152.5         170.4          160.4
                                                  ------------- ------------- ------------- --------------

Fully diluted weighted average shares                  4,551.5       4,493.4       4,546.9        4,460.3
                                                  ------------- ------------- ------------- --------------


Net income                                              $2,261        $2,027        $4,412         $4,036
                                                  ------------- ------------- ------------- --------------


Primary earnings per share                                $.50          $.45          $.97           $.91
                                                  ------------- ------------- ------------- --------------

Fully diluted earnings per share                          $.50          $.45          $.97           $.90
                                                  ------------- ------------- ------------- --------------
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